EXHIBIT 8.2
[Skadden, Arps, Slate, Meagher & Flom LLP Letterhead]

April 8, 2011
Retail Ventures, Inc.
4150 East Fifth Avenue
Columbus, OH 43219
Ladies and Gentlemen:
     We have acted as counsel to Retail Ventures, Inc., an Ohio corporation (“Retail Ventures”), in connection with the Merger, as defined in the Agreement and Plan of Merger dated as of February 8, 2011 by and among DSW Inc., an Ohio corporation (“DSW”), DSW MS LLC, an Ohio limited liability company and wholly owned subsidiary of DSW (“Merger Sub”), and Retail Ventures, as amended (the “Agreement”). This opinion is being delivered to you in connection with the Registration Statement on Form S-4, which includes the joint proxy statement/prospectus, filed on March 4, 2011, as amended through the effective date thereof (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and in accordance with the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act. Unless otherwise indicated, all defined terms used herein shall have the meanings assigned to them in the Agreement.
     In rendering our opinion set forth below, we have examined and relied upon, without independent investigation or verification, the accuracy and completeness both initially and continuing as of the Effective Time, of the facts, information, representations, covenants and agreements contained in originals or copies, certified or otherwise identified to our satisfaction, of the Agreement, the Registration Statement, the IRS Rulings and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below. In addition, we have relied upon the accuracy and

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April 8, 2011

completeness, both initially and continuing as of the Effective Time, of certain statements, representations, covenants and agreements made by DSW, Merger Sub and Retail Ventures, including factual statements and representations set forth in the letters dated the date hereof from officers of DSW, Merger Sub and Retail Ventures (the “Representation Letters”). For purposes of rendering our opinion, we have assumed that such statements, representations, covenants and agreements are, and will continue to be as of the Effective Time, true and correct without regard to any qualification as to knowledge. Our opinion assumes and is expressly conditioned on, among other things, (i) the continued validity and effectiveness of the IRS Rulings and (ii) the initial and continuing accuracy and completeness of the facts, information, representations, covenants and agreements set forth in the documents referred to above and the statements, representations, covenants and agreements made by DSW, Merger Sub and Retail Ventures, including those set forth in the Representation Letters.
     In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such documents. We also have assumed that the transactions related to the Merger or contemplated by the Agreement will be consummated in accordance with the Agreement and as described in the Registration Statement, and that none of the terms and conditions contained therein will have been waived or modified in any respect prior to the Effective Time.
     In rendering our opinion, we have considered applicable provisions of the Code, Treasury Regulations promulgated thereunder (the “Regulations”), pertinent judicial authorities, rulings of the Internal Revenue Service and such other authorities as we have considered relevant, in each case, in effect on the date hereof. It should be noted that such laws, Code, Regulations, judicial decisions, administrative interpretations and such other authorities are subject to change at any time and, in some circumstances, with retroactive effect. A change in any of the authorities upon which our opinion is based, or any variation or difference in any fact from those set forth or assumed herein or in the Registration Statement, the Agreement or the Representation Letters, could affect our conclusions herein. Moreover, there can be no assurance that our opinion will be accepted by the Internal Revenue Service or, if challenged, by a court.
     Based solely upon and subject to the foregoing, we are of the opinion that under current United States federal income tax law, the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code.
     Except as expressly set forth above, we express no opinion to any party as to any tax consequences, whether federal, state, local or foreign, of the Merger or of any transaction related to or contemplated by the Merger. In accordance with the requirements of Item 601(b)(23) of Regulation S-K under the Securities Act, we hereby

Retail Ventures, Inc.
April 8, 2011

consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our name under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.
     This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof or the impact of any information, document, certificate, record, statement, representation, covenant or assumption relied upon herein that becomes incorrect or untrue.

Very truly yours,
/s/ Skadden, Arps, Slate, Meagher & Flom LLP